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                                                                 Exhibit 11.1

                        STATEMENT REGARDING COMPUTATION
                             OF PER SHARE EARNINGS

Statement Regarding Computation of               Three months                        Six months
Per Share Earnings                               ended June 30,                     ended June 30,
                                            -------------------------------------------------------
                                             1999              1998              1999             1998
                                             ----              ----              ----             ----
Basic earnings per share:
  Weighted-average shares outstanding       1,727,128        1,815,363        1,749,006       1,735,086
  Net income per share                     $      .34       $      .34       $      .69      $      .72

Diluted earnings per share:
  Weighted average shares outstanding       1,727,128        1,815,363        1,749,006       1,735,086
  Dilutive warrants                                --               --               --         103,863
  Dilutive stock options                           --           20,000               --          26,377
  Assumed repurchased under treasury
     stock method                                  --          (14,202)              --         (63,235)
                                           ----------       ----------       ----------      ----------
  Weighted-average common shares
     outstanding and common share
        equivalents                         1,727,128       $1,821,161        1,749,006       1,802,091
                                           ----------       ----------       ----------       ---------
Net income                                 $  593,000       $  619,000       $1,215,000      $1,244,000
                                           ==========       ==========       ==========      ==========
Diluted net income per share               $      .34       $      .34       $      .69      $      .69
                                           ==========       ==========       ==========      ==========
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